Exhibit 99.1

Teladoc Health Reports First-Quarter 2021 Results

PURCHASE, NY, April 28, 2021— Teladoc Health, Inc. (NYSE: TDOC), the global leader in whole-person virtual care, today reported financial results for the first quarter ended March 31, 2021.

Highlights

●	Raises full-year guidance as first quarter revenue grows 151% year-over-year to $453.7 million, with total visits increasing 56% to 3.2 million.

●	Reports the number of consumers enrolled in more than one chronic care program tripling year-over-year as they choose Teladoc Health to meet a broader whole-person need set.

●	Announces substantial progress on integration, including launch of Medical Group referrals into chronic care management programs and a significant new whole-person care contract with a regional Blue Cross Blue Shield plan on the East Coast.

●	Finds continued favorable consumer trends, particularly among Millennials, who are showing a greater sustained propensity to use digital health than other generations.

“After a transformational year, Teladoc Health continues to show strong momentum by delivering record results across the business,” said Jason Gorevic, chief executive officer of Teladoc Health. “Consumers are embracing our whole-person virtual care offerings, engaging with multiple products and coming to us for more of their health needs. As our integration accelerates, we are leading the way in whole-person care, unlocking the full spectrum of healthcare in one unified and personalized consumer experience.”

Financial Results for the First Quarter Ended March 31, 2021

Revenue
($ thousands, unaudited)
	Quarter Ended		Year over Year
	March 31,		Growth
	2021	2020
Access Fees Revenue
U.S.	$350,868	$107,939	225%
International	37,288	29,114	28%
Total	388,156	137,053	183%

Visit Fee Revenue
U.S.	54,340	43,484	25%
International	122	262	(54)%
Total	54,462	43,746	24%

Other
U.S.	10,671	0	n	/m
International	386	0	n	/m
Total	11,057	0	n	/m

Total Revenue	$453,675	$180,799	151%

n/m – Not meaningful

Membership and Visit Fee Only Access
(millions)
	March 31,		Growth
	2021	2020
U.S. Paid Membership	51.5	43.0	20%

U.S. Visit Fee Only Access	22.0	19.2	15%

Chronic Care Enrollment	0.658	—	n	/m

Visits
(thousands)
	Quarter Ended		Year over Year
	March 31,		Growth
	2021	2020
U.S. Visits	2,723	1,613	69%
International Visits	467	432	8%
Total Visits	3,190	2,045	56%

Utilization	19.6%	13.4%	621	pt

Platform-Enabled Sessions*	1,092	—	n	/m

Total Visits & Sessions Provided & Enabled	4,282	2,045	109%

* Platform-Enabled Sessions are a unique instance in which our licensed software platform has facilitated a virtual voice or video encounter between a care provider and our client’s patient, or between care providers. We believe platform-enabled sessions are an indicator of the value our clients derive from the platform they license from us in order to facilitate virtual care.

●	Net loss was $(199.6) million for the first quarter 2021 compared to $(29.6) million for the first quarter 2020. Net loss includes stock-based compensation expense of $86.3 million for first quarter 2021, an increase of $68.0 from first quarter 2020, substantially reflecting higher expense associated with Livongo stock awards that continue to vest after the merger. Net loss also includes amortization of acquired intangibles of $45.4 million for first quarter 2021, an increase of $37.0 million from first quarter 2020, substantially reflecting higher amortization of acquired intangible assets from the Livongo and InTouch Health acquisitions. Net loss also includes a non-cash income tax charge of $87.0 million for the first quarter 2021, substantially reflecting the recording of a valuation allowance on stock compensation benefits associated with the Livongo merger.
●	Net loss per basic and diluted share was $(1.31) for the first quarter 2021 compared to $(0.40) for the first quarter 2020. Net loss per basic and diluted share includes stock-based compensation expense of $0.57 per share and $0.25 per share for first quarter 2021 and 2020, respectively. Net loss per basic and diluted share also includes amortization of acquired intangible assets of $0.30 per share and $0.11 per share for first quarter 2021 and 2020, respectively. In addition, net loss includes the non-cash income tax charge referred to above of $0.57 per share for the first quarter of 2021 as compared to a benefit of $(0.01) per share in the first quarter of 2020. The number of weighted-average shares outstanding was 152.2 million for first quarter 2021, up from 73.3 million for first quarter 2020, substantially reflecting the impact of the Livongo and InTouch Health acquisitions.

●	GAAP Gross margin, which includes depreciation and amortization, was 67.0 percent for the first quarter 2021 and 59.2 percent for the first quarter 2020.
●	Adjusted Gross margin was 67.8 percent for the first quarter 2021 compared to 60.0 percent for the first quarter 2020.
●	EBITDA was a loss of $(36.0) million for the first quarter 2021 compared to a loss of $(11.3) million for the first quarter 2020. EBITDA includes stock-based compensation expense of $86.3 million for first quarter 2021, an increase of $68.0 from first quarter 2020, substantially reflecting higher expense associated with Livongo stock awards that continue to vest after the merger.
●	Adjusted EBITDA was $56.6 million for the first quarter 2021 compared to $10.7 million for the first quarter 2020.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Teladoc Health provides guidance based on current market conditions and expectations. Given the uncertainty of the expected path of the COVID-19 pandemic as well as the broader economic impact, our updated guidance is based on what we know today. As this is an evolving situation, circumstances are likely to change, but we believe our guidance ranges provide a reasonable baseline for 2021 financial performance.

For the second-quarter 2021, we expect:

●	Total revenue to be in the range of $495 million to $505 million.
●	EBITDA to be in the range of $(38) million to $(35) million.
●	Adjusted EBITDA to be in the range of $61 million to $64 million.
●	Total U.S. paid membership to be in the range of 52 million to 53 million members and visit fee only access to be available to 22 to 23 million individuals, including 2 to 3 million individuals on a temporary basis.
●	Total visits to be between 3.2 million and 3.4 million.

For the full-year 2021, we expect:

●	Total revenue to be in the range of $1,970 million to $2,020 million.
●	EBITDA to be in the range of $(120) million to $(100) million.
●	Adjusted EBITDA to be in the range of $255 million to $275 million, including an estimated $20 million in lower expenses primarily related to Livongo devices as a result of the merger.
●	Total U.S. paid membership to be in the range of 52 million to 54 million members and visit fee only access to be available to 22 to 23 million individuals, including 2 to 3 million individuals on a temporary basis.
●	Total visits to be between 12.5 million and 13.5 million.

Quarterly Conference Call

The first quarter 2021 earnings conference call and webcast will be held Wednesday, April 28, 2021 at 4:30 p.m. E.T. The conference call can be accessed by dialing 1-833-968-2101 for U.S. participants, or 1-236-714-2089 for international participants, and referencing Conference ID Number: 6688483; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link, and will remain available for approximately 90 days.

About Teladoc Health

Teladoc Health empowers all people everywhere to live their healthiest lives by transforming the healthcare experience. As the world leader in whole-person virtual care, Teladoc Health uses proprietary health signals and personalized interactions to drive better health outcomes across the full continuum of care, at every stage in a person’s health journey. Ranked best in KLAS for Virtual Care Platforms in 2020, Teladoc Health leverages more than a decade of expertise and data-driven insights to meet the growing virtual care needs of consumers and healthcare professionals. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; (v) changes to our abilities to recruit and retain qualified providers into our network; and (vi) the impact of the COVID-19 pandemic on our operations, demand for our services and general economic conditions, as well as orders, directives and legislative action by local, state, federal and foreign governments in response to the spread of COVID-19. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	March 31,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$720,104	$733,324
Short-term investments	2,530	53,245
Accounts receivable, net of allowance of $8,601 and $6,412, respectively	178,341	169,281
Inventories	58,290	56,498
Prepaid expenses and other current assets	73,065	47,259
Total current assets	1,032,330	1,059,607
Property and equipment, net	28,436	28,551
Goodwill	14,451,975	14,581,255
Intangible assets, net	1,997,214	2,020,864
Operating lease - right-of-use assets	44,401	46,647
Other assets	28,002	18,357
Total assets	$17,582,358	$17,755,281
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$34,377	$46,030
Accrued expenses and other current liabilities	82,397	83,657
Accrued compensation	59,439	94,593
Deferred revenue-current	70,458	52,356
Advances from financing companies	13,693	13,453
Current portion of long-term debt	0	42,560
Total current liabilities	260,364	332,649
Other liabilities	1,383	1,616
Operating lease liabilities, net of current portion	40,140	43,142
Deferred revenue, net of current portion	2,716	2,449
Advances from financing companies, net of current portion	10,404	9,926
Deferred taxes	84,876	102,103
Convertible senior notes, net	1,352,977	1,379,592
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 154,406,164 shares and 150,281,099 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	154	150
Additional paid-in capital	17,016,628	16,857,797
Accumulated deficit	(1,192,310)	(992,661)
Accumulated other comprehensive gain	5,026	18,518
Total stockholders’ equity	15,829,498	15,883,804
Total liabilities and stockholders’ equity	$17,582,358	$17,755,281

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarter Ended March 31,
	2021	2020
Revenue	$453,675	$180,799
Expenses:
Cost of revenue (exclusive of depreciation and amortization, which is shown separately below)	145,959	72,382
Operating expenses:
Advertising and marketing	89,439	32,515
Sales	64,793	17,940
Technology and development	78,008	19,257
Acquisition, Integration and Transformation costs	6,323	3,664
General and administrative	105,172	46,342
Depreciation and amortization	48,659	9,710
Total expenses	538,353	201,810
Loss from operations	(84,678)	(21,011)
Loss on extinguishment of debt	11,459	0
Other (income) expense, net	(5,652)	685
Interest expense, net	22,125	8,618
Net loss before taxes	(112,610)	(30,314)
Income tax expense (benefit)	87,039	(711)
Net loss	$(199,649)	$(29,603)

Net loss per share, basic and diluted	$(1.31)	$(0.40)

Weighted-average shares used to compute basic and diluted net loss per share	152,167,606	73,278,857

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Quarter Ended March 31,
	2021	2020
Cash flows used in operating activities:
Net loss	$(199,649)	$(29,603)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	48,659	9,710
Depreciation of rental equipment	824	0
Amortization of right-of-use assets	2,948	1,518
Allowance for doubtful accounts	3,074	1,247
Stock-based compensation	86,300	18,315
Deferred income taxes	87,004	(2,820)
Accretion of interest	16,829	6,859
Loss on extinguishment of debt	11,459	0
Unrealized gain on sale	(5,852)	0
Change in fair value of contingent consideration	38	105
Changes in operating assets and liabilities:
Accounts receivable	(11,717)	(17,219)
Prepaid expenses and other current assets	(12,799)	101
Inventory	(2,877)	0
Other assets	1,244	137
Accounts payable	(11,989)	(502)
Accrued expenses and other current liabilities	(1,889)	26,971
Accrued compensation	(43,624)	(13,798)
Deferred revenue	17,086	(5,406)
Operating lease liabilities	(3,076)	(1,287)
Other liabilities	(19)	(648)
Net cash used in operating activities	(18,026)	(6,320)
Cash flows used in investing activities:
Capital expenditures	(2,115)	(962)
Capitalized software development costs	(11,144)	(1,966)
Proceeds from marketable securities	50,000	0
Acquisitions of business, net of cash acquired	(55,921)	(9,000)
Other, net	3,150	0
Net cash used in investing activities	(16,030)	(11,928)
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	11,908	14,889
Repurchase of 2022 Notes	(130)	0
Proceeds from advances from financing companies	4,816	0
Payment from customers against advances from financing companies	(4,098)	0
Proceeds from employee stock purchase plan	8,648	0
Cash received for withholding taxes on stock-based compensation, net	1,218	164
Other, net	(187)	0
Net cash provided by financing activities	22,175	15,053
Net decrease in cash and cash equivalents	(11,881)	(3,195)
Foreign exchange difference	(1,339)	(3,202)
Cash and cash equivalents at beginning of the period	733,324	514,353
Cash and cash equivalents at end of the period	$720,104	$507,956

Income taxes paid	$52	$0

Interest paid	$3	$0

Stock-based Compensation Summary

Total compensation costs for stock-based awards, were recorded as follows (in thousands):

	Quarter Ended
	March 31,
	2021	2020
Cost of revenue (exclusive of depreciation and amortization, which is shown separately)	$2,362	$0
Advertising and marketing	5,082	1,259
Sales	21,167	2,919
Technology and development	26,726	2,104
General and administrative	30,963	12,033
Total stock-based compensation expense	$86,300	$18,315

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with GAAP, we use adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA, which are non-GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

Adjusted gross profit is our total revenue minus our total cost of revenue (exclusive of depreciation and amortization, which is shown separately) and adjusted gross margin is adjusted gross profit as a percentage of our total revenue. We believe that these measures provide investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

EBITDA consists of net loss before interest; other (income) expense, net, including foreign exchange gain or loss; taxes; depreciation and amortization; and loss on extinguishment of debt We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest; other (income) expense, net, including foreign exchange gain or loss; taxes; depreciation and amortization; loss on extinguishment of debt; stock-based compensation; and acquisition, integration and transformation costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the terms adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA may vary from that of others in our industry. None of adjusted gross profit, adjusted gross margin, EBITDA nor adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with GAAP as measures of performance.

Adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted gross margin has been and will continue to be affected by a number of factors, including the fees we charge our clients, the number of visits and cases we complete, the costs paid to providers and medical experts, as well as the costs of our provider network operations center;
●	Adjusted gross margin does not reflect the significant depreciation and amortization to cost of revenue;
●	EBITDA and adjusted EBITDA do not reflect the significant interest expense on our debt;
●	EBITDA and adjusted EBITDA eliminate the impact of income taxes on our results of operations;
●	EBITDA and Adjusted EBITDA do not reflect the loss on extinguishment of debt;
●	EBITDA and Adjusted EBITDA do not reflect other (income) expense, net;
●	Adjusted EBITDA does not reflect the significant acquisition, integration and transformation costs. Acquisition, integration and transformation costs include investment banking, financing, legal, accounting, consultancy, integration, fair value changes related to contingent consideration and certain other transaction costs related to mergers and acquisitions. It also includes costs related to certain business transformation initiatives focused on integrating and optimizing various operations and systems, including upgrading our customer relationship management (CRM) and enterprise resource planning (ERP) systems. These transformation cost adjustments made to our results do not represent normal, recurring, operating expenses necessary to operate the business but rather, incremental costs incurred in connection with our acquisition and integration activities;
●	Adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and
●	other companies in our industry may calculate adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA differently than we do, limiting the usefulness of these measures as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of adjusted gross profit,

adjusted gross margin, EBITDA and adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

We have not reconciled EBITDA or adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between EBITDA and adjusted EBITDA and GAAP net income (loss). This is due to the uncertainty as to timing, and the potential variability of, reconciling items such as the tax impact of share-based compensation, the effect of which may be significant. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

The following is a reconciliation of gross profit and gross margin, the most directly comparable GAAP financial measures, to adjusted gross profit and adjusted gross margin, respectively:

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin

(In thousands, unaudited)

	Quarter Ended
	March 31,
	2021	2020
Revenue	$453,675	$180,799
Cost of revenue (exclusive of depreciation and amortization, which is shown separately below)	(145,959)	(72,382)
Depreciation and amortization of intangible assets	(3,576)	(1,438)
Gross Profit	304,140	106,979
Depreciation and amortization of intangible assets	3,576	1,438
Adjusted gross profit	$307,716	$108,417

Gross margin	67.0%	59.2%
Adjusted gross margin	67.8%	60.0%

The following is a reconciliation of Net Loss, the most directly comparable GAAP financial measure, to EBITDA and adjusted EBITDA:

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

(In thousands, unaudited)

	Quarter Ended
	March 31,
	2021	2020
Net loss	$(199,649)	$(29,603)
Add:
Loss on extinguishment of debt	11,459	0
Other (income) expense, net	(5,652)	685
Interest expense, net	22,125	8,618
Income tax expense (benefit)	87,039	(711)
Depreciation and amortization	48,659	9,710
EBITDA	(36,019)	(11,301)
Stock-based compensation	86,300	18,315
Acquisition, Integration and Transformation costs	6,323	3,664
Adjusted EBITDA	$56,604	$10,678

Investors:
Patrick Feeley

914-265-7925

pfeeley@teladochealth.com

Media:

Chris Stenrud

860-491-8821

pr@teladochealth.com